Exhibit 10.22

AIRCRAFT LEASE AND PURCHASE OPTION AGREEMENT

This Aircraft Lease and Purchase Option Agreement (the “Agreement”) is made as of the 1st day of August, 2011 (the “Effective Date”) by and between Erickson Air-Crane Incorporated, a company organized and existing under the laws of the State of Delaware, United States of America, with its principal place of business at 5550 SW Macadam Avenue, Suite 200, Portland, Oregon 97239 (“Lessor”), and HRT Netherlands B.V., a company organized and existing under the laws of Netherlands with its principle place of business at Strawinskylaan 3105 Atrium, 1077zx, Amsterdam (“Lessee or HRT”), in accordance with the following terms and conditions.

RECITALS

WHEREAS, Lessor is engaged in the design, development, manufacture, promotion, sale, lease, and operation of S-64 heavy lift helicopters and has particular experience in construction, firefighting and other applications;

WHEREAS, Lessee desires to lease a Type 1 Erickson S-64E helicopter for a period beginning August 1, 2011 and ending at the deadline date of December 15, 2011;

WHEREAS, Lessee desires to lease from Lessor and Lessor is willing to lease to Lessee, the Aircraft described herein for the purpose of providing the services as further described in this Lease.

WHEREAS, Lessee desires the option to purchase the Aircraft from Lessor, and Lessor is willing to provide Lessee the option to purchase the Aircraft.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises herein contained, Lessor and Lessee agree as follows:

1.             DEFINITIONS

The following terms shall have the following respective meanings for all purposes of this Agreement:

1.1           Air Authority shall mean Agência Nacional de Aviação Civil (ANAC), or any successor entity thereof or other entity performing its functions in the future.

1.2           Aircraft shall mean the helicopter identified and described in Appendix A hereto, including all engines, components, equipment, rotables, parts and spare parts and/or ancillary and loose equipment or devices and associated aircraft documentation furnished therewith under this Agreement, and all substitutions, renewals and replacements from time to time made in or on the said Aircraft in accordance with this Agreement, whether or not for the time being installed on the Airframe.

[***]  This confidential material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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1.3           Airframe shall mean the Aircraft described in Appendix A hereto, excluding the engines, and any components, rotables and parts installed on or attached to said Aircraft.

1.4           Air Operating Certificate shall mean the certificate or license document issued by the Air Authority that allows for the continued operation of the Aircraft in Brazil in compliance with applicable Law and in accordance with the terms of this Lease.

1.5           ANAC shall mean the Brazilian National Agency of Civil Aviation and any successor to any thereof, in each case with respect to Brazil.

1.6           Approved Maintenance Program shall mean the approved maintenance program of Lessor.  The Approved Maintenance Program shall include scheduled maintenance, condition monitored maintenance, and on-condition maintenance of the Aircraft, Components, engines and rotables including but not limited to, servicing, testing, preventive maintenance, repairs, structural inspections, system checks, overhauls, approved modifications, service bulletins, engineering orders, airworthiness directives, corrosion control, inspections and treatment.

1.7           Delivery Date shall mean the date on which the Aircraft is delivered to the Lessee under this Agreement, such date to be mutually agreed upon by Lessor and Lessee.

1.8           Delivery Location shall mean the location agreed to by the parties.

1.9           EMSP Flight Hour shall mean each hour or part thereof elapsing from the moment at which the Aircraft wheels leave the ground until such time as the Aircraft wheels touch back down to the ground.

1.10         FAA shall mean the Federal Aviation Administration of the Department of Transportation, the National Transportation Safety Board, and Federal Communications Commission, and any successor to any thereof, in each case with respect to the United States of America.

1.11         Flight Hour, as used in this Agreement, or any addendum hereto, shall mean each hour or part thereof elapsing from the moment at which the Aircraft blades/rotors commence movement (whether or not the Aircraft is on the ground or in the air) until such time as the Aircraft blades/rotors cease movement.

1.12         Governmental Entity shall mean and include:  (i) any national government, political subdivision thereof, or local jurisdiction therein; (ii) any instrumentality, court, or agency, however constituted of any entity described in (i), including the FAA and ANAC; and (iii) any association, organization, or institution of which any entity described in (i) or (ii) is a member or to whose jurisdiction any thereof is subject or in whose activities any thereof is a participant.

1.13         Law shall mean and include:  (i) any statute, decree, constitution, regulation, order or any directive of any Governmental Entity; (ii) any treaty, pact, compact or other agreement to which any Governmental Entity is a signatory or party; (iii) any judicial or administrative interpretation or application of any law described in (i) or (ii); and (iv) any amendment or revision of any Law described in (i) or (ii) above.

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1.14         Lease Rates shall mean the monthly fixed fee and hourly rates set forth on Appendix B attached hereto, and any other rates that are agreed to by the parties and set forth on Appendix B.

1.15         Permitted Sublessee shall mean HRT O & G Exploração e Produção de Petróleo Ltda., as further described in Section 15.1 below.

1.16         RAB shall mean the Brazilian Aeronautical Registry.

1.17         Security Interest shall mean any mortgage, charge, pledge, lien, right of set-off or any security interest whatsoever, however created or arising.

1.18         Taxes shall mean any and all present and future sales, use, goods and services tax, personal property, customs, business, fuel, leasing, occupational, transfer, excess profits, excise, franchise, ad valorem, value-added, turnover, stamp, interest equalization, income, gross receipts, or other taxes, fees, withholdings, imposts, duties, deductions, levies, or other charges of any nature, together with any penalties, fines, or interest thereon, imposed, levied, or assessed by, or otherwise payable to, any Governmental Entity (excluding Taxes imposed on the net income or net profits of Lessor by any Governmental Entity).

2.             AGREEMENT TO LEASE

2.1           Subject to the terms and conditions set forth herein, and subject to Aircraft availability, Lessor agrees to lease the Aircraft to Lessee and Lessee agrees to take the Aircraft on lease from Lessor, at the Lease Rates designated in Appendix B attached hereto.  Lessee agrees to pay the Lease Rates provided on Appendix B.

2.2           The Aircraft to be leased hereunder shall be delivered to Lessee “As-Is, Where-Is,” and subject to each and every disclaimer of warranty and representation as set forth in Appendix A hereof; provided, however, that (a) the Aircraft shall accord with the description set forth in Appendix A hereto; (b) the Aircraft shall be airworthy and the related maintenance records shall comply with applicable regulations; and (c) all of the Aircraft systems shall be functioning properly.

2.2.1        The Lessor hereby certifies that it is the owner of the Aircraft and has good marketable title thereto, free and clear of any and all valid and continuing mortgages, charges, security interest, liens, encumbrances or adverse claims of any nature of kind whatsoever, except for a lien in favor of Wells Fargo Bank N.A. pursuant to the aircraft security agreement between Lessor and Wells Fargo Bank N.A. dated June 24, 2010.  If Lessee exercises the Purchase Option (as described in Section 9 hereof) the lien will be released by Wells Fargo Bank N.A. prior to the sale of the Aircraft, and the Lessor shall demonstrate such release by a appropriate document duly executed by Wells Fargo Bank.

2.3           During the Term, Lessor shall retain legal ownership and title to the Aircraft, and Lessee shall not acquire any right, title or interest in the ownership of the Aircraft, unless and until Lessee exercises the Purchase Option on the terms and conditions described herein.

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3.             TERM

3.1           The term of this Agreement shall commence on August 1, 2011 and shall continue until December 15, 2011, unless earlier terminated as provided herein (the “Term”).  Any extension of the Term shall be negotiated and agreed to in a writing signed by the parties.

4.             AIRCRAFT SERVICES; PERSONNEL

4.1           The Aircraft may be used for long line, external load, mountain flying, fire retardant water dropping and cargo missions during the Term (collectively, the “Services”).  During the Term, Lessor shall provide the personnel required to fly, crew, operate, manage and maintain the Aircraft and provide the Services.  For the sake of clarity, the crew provided by Lessor shall include one captain/instructor pilot, one crew chief and one mechanic.  Each person provided by Lessor shall be an employee or contractor of Lessor, appropriately certified and qualified to provide the Services.

4.2           The Aircraft and any personnel provided under this Agreement shall be available to provide the Services no more than 14 hours per day, with no more than 10 Flight Hours per day.

4.3           Lessor shall be responsible for the payment or provision of any wages, salaries, benefits or fees to any personnel provided by Lessor under this Agreement, it being agreed that such persons shall not be employees or contractors of Lessee.

4.4           Lessee agrees to pay all accommodation, meal, and travel expenses for Lessor’s pilots, mechanics, and ground crew while they are in Brazil for the purpose of maintenance, training, crewing or repair of the Aircraft.  Upon the presentation of the due receipt of these expenses, Lessee shall reimburse Lessor’s personnel at a daily rate limited to:

[***]

The parties agree that if Lessee offers directly the transportation, accommodation and meals, the option suggested by Lessee shall be the one used by Lessor’s personnel.  If Lessor’s personnel elect to forego Lessee’s option, Lessee shall not be responsible for reimbursing any of those expenses.

4.5           Lessee agrees to pay all local taxes, custom fees, duties, remittance taxes, local income taxes on Lessor’s personnel, and visas for Lessor’s personnel for the purpose of maintenance, training, crewing or repair of the Aircraft.

4.6           The personnel provided by Lessor under this Agreement shall be under the operational control of Lessor and shall be subject to the applicable requirements of FAA regulations, all other applicable laws and Lessor’s company policies and procedures including, without limitation, the Safety Management System (SMS), all Standard Operating Procedures (SOP’s) applicable to the maintenance and operation of the Aircraft, and Aerial Operations Policy Manual (AOPM).

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5.             INVOICING AND PAYMENT

5.1           Lessee agrees to pay Lessor, as an advance payment for the four and a half months of fixed monthly fees(each monthly fee in an amount of [***]), a deposit in the amount of [***] upon the signing of this Agreement, (the “Deposit”).  In the event that Lessee exercises the Purchase Option to purchase the Aircraft as described under Clause 9 of this Agreement, Lessor agrees to credit the Deposit against the Purchase Price (as defined in Clause 9 of this Agreement).  In the event HRT decides to terminate this Agreement before the Term expires and without exercising the Purchase Option, Lessor shall return a portion of the Deposit to Lessee, which amount shall be determined on the basis of the time remaining from the date of termination to the end of the Term.

5.2           At the beginning of each calendar month during the Term, Lessor shall prepare an invoice which includes amounts due for the prior calendar month taking into account the hourly rates and any other rates, but not the fixed monthly fees, set forth on Appendix B (the “Invoice”).  The Invoice shall be provided to Lessee within fifteen (15) days of the final day of the preceding calendar month.  Within thirty (30) days of the date of Invoice, Lessee shall make payment to Lessor.  Payment shall not be reduced for any Taxes or other withholding.  Lessee hereby agrees that interest in the amount proportionally to [***] shall accrue upon any past due amounts owing hereunder, and any and all accrued interest shall be payable by Lessee to Lessor upon demand.

5.3           The payment of any and all amounts under this Agreement by Lessee to Lessor shall be made in United States Dollars and by wire transfer of immediately available funds, without any set-off or counterclaim whatsoever and free and clear of any deductions and withholdings, to the bank account set forth below:

[***]

5.4           Lessee and Lessor agree that all fuel costs for the operation of the Aircraft shall be borne by the Lessee.  Accordingly, Lessee agrees that Lessor shall not be responsible for any fuel costs relating to the operation of the Aircraft under this Agreement, and Lessee acknowledges that the Lease Rates are not inclusive of any Aircraft fuel costs.

6.             BRAZIL REGISTRATION

6.1           Lessee shall facilitate all required registration, licensing, and legal formalities required for the use and operation of the Aircraft, Aircraft parts and the operation of Erickson’s personnel in Brazil.  Lessor shall cooperate and assist Lessee with all required registration, licensing, and legal formalities.  Lessee acknowledges that any delay in performance of the Services under this Agreement that results from a delay in certifying the Aircraft or Erickson’s personnel for work in

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Brazil is not a breach of this Agreement, and Lessor shall not be held liable for any damages resulting from the delay, unless the delay is the direct result of Lessor’s failure to cooperate with Lessee.

6.2           Lessee and Lessor acknowledge and understand that (i) the Aircraft shall be “N” registered with the FAA until it reaches Brazil, and (ii) upon reaching Brazil the Aircraft shall be de-registered with the FAA and “BR” registered with the RAB.  If Lessee does not exercise the Purchase Option, Lessee agrees to facilitate and cooperate with Lessor to de-register the Aircraft from the RAB at the end of the Term.

6.3           Lessee shall maintain or shall cause Permitted Sublessee to maintain a valid Brazilian Air Operating Certificate for the Term hereof and obtain and maintain all and any necessary certificates, licenses, permits and authorizations required to import and expert the Aircraft (and any components, parts, and spare parts) into and from Brazil.

7.             LESSOR OBLIGATIONS

Lessor hereby agrees with Lessee that during the Term, it shall:

7.1           ensure that the Aircraft is operative and duly maintained according to FAA and/or ANAC standards, provided that the Aircraft may need to be grounded for a (cumulative) maximum of one (1) day per each fifteen (15) days of availability hereunder, for technical necessities.

7.2           provide spares and support equipment for maintenance of the Aircraft and, in general, shall ensure that the Aircraft shall always be in conformity with and ready to provide the Services.

7.3           be responsible for all flight and ground operations and activities of the Aircraft.  Lessee agrees to render assistance and logistics support as necessary.

7.4           not cause or permit the Aircraft to be operated in any manner contrary to the operating limitations set forth in the Aircraft’s flight manual or any part thereof or any recommendation or regulation of the applicable aviation authorities.

7.5           comply with the legal requirements of the Brazilian and U.S. and/or other aviation authorities (including without limitation, any country to, from or over which the Aircraft may be flown in accordance with this Agreement).

7.6           Assist Lessee with all requested paper work and legal formalities required for the Aircraft, aircraft parts, and Lessor personnel for the purpose of maintaining, training crewing or repair of the aircraft.

8.             LESSEE OBLIGATIONS

Lessee hereby agrees with Lessor that during the Term, it shall:

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8.1           not cause or permit the Aircraft to be operated in any manner contrary to the operating limitations set forth in the Aircraft’s flight manual or any part thereof or contrary to any recommendation or regulation of the Air Authority.

8.2           comply with the requirements of the Brazilian and U.S. and/or other air authorities (including without limitation, any country to, from or over which the Aircraft may be flown in accordance with this agreement) which may be applicable to the operations under this Agreement.

8.3           neither create, nor permit to exist, any Security Interest upon the Aircraft or any parts thereof, nor do or permit to be done anything which may expose the Aircraft or any parts thereof to penalty, forfeiture, seizure, arrest, impounding, detention, confiscation, taking in execution, attachment, appropriation or destruction, nor abandon the Aircraft or any parts thereof.

8.4           not permit any act or omission which might jeopardize the rights of Lessor as owner of the Aircraft.

8.5           not permit the Aircraft to be operated by persons other than the pilots approved by Lessor, and not interfere in any way with such persons in the performance of their responsibilities, including without limitation operating and maintaining the Aircraft and maintaining accurate and complete records and reports in accordance with Lessor’s policies and FAA and Air Authority requirements and procedures.

8.6           cooperate with Lessor in keeping the Aircraft equipped with the engines, components, and rotables installed on the Delivery Date or with substitutes or replacements provided and installed by Lessor.

8.7           allow none but Lessor to service, repair, maintain, overhaul, test or cause the same to be done to the Aircraft in accordance with the Approved Maintenance Program.  Lessee shall not interfere in any way with Lessor’s service, repair, maintenance, overhaul, test personnel in the performance of their responsibilities.

8.8           take all the necessary steps to cooperate with and assist Lessor to assure that each Aircraft is properly secured when parked or stored in a hangar to prevent damage, wear, vandalism or theft, and promptly provide to Lessor all reasonable requested assistance, personnel, services and equipment on a full cost base rate at its arms-length availability.

8.9           pay and discharge when due and payable all taxes, debts, damages, claims and liabilities of or payable by Lessee, and promptly pay all license and registration fees and all taxes of any nature (together with any penalties, fines or interest thereon) assessed or demanded on or after August 1, 2011 by any Governmental Entity, upon or with respect to the Aircraft or upon the ownership, delivery, leasing, possession, use, operation, return, or other disposition thereof.

8.10         acquire and pay the expenses of an operational field base and bonded warehouse suitable for the following:  (i) the Aircraft; (ii) parts storage; and (iii) Aircraft maintenance.  Lessee shall obtain Lessor’s approval for any proposed location, which shall not be unreasonably withheld.

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8.11         pay the expenses of transporting spare parts inventory for the Aircraft between the United States and Brazil, including but not limited to taxes applicable to the import or export of such spare parts into and out of Brazil.

9.             PURCHASE OPTION

9.1           Lessor hereby provides an option in favor of Lessee for Lessee’s purchase of the Aircraft on the terms and conditions of purchase set forth herein (the “Purchase Option”).

9.2           The total purchase price for the Aircraft shall be [***], the “Purchase Price”).

9.3           The Deposit of [***] paid by Lessee to Lessor shall be credited against the Purchase Price.  For the sake of clarity, if the Purchase Option is exercised at any time on or before December 15, 2011, the Deposit shall be credited against the Purchase Price.

9.4           Included in the Purchase Price for the Aircraft are the following accessories:  (i) shock & pendant, (ii) bambi bucket (iii) ferry tank, (iv) two 20,000 pound remote hooks, and (v) fly away toolbox.

9.5           In order to exercise the Purchase Option, which may be exercised at any time on or before December 15, 2011, Lessee shall:  (i) sign and return to Lessor the Notice of Option attached hereto as “Attachment A”; and (ii) sign and return to Lessor the Aircraft Purchase Agreement attached hereto as “Attachment B”.  If Lessor has not received the signed Notice of Option and signed Aircraft Purchase Agreement on or before December 15, 2011, the Purchase Option shall terminate.

9.6           Lessor shall be fully responsible for all United States Taxes imposed as a result of the purchase, sale, transfer of title to, and delivery of, the Aircraft in accordance with the terms and conditions set forth herein.

10.           TRAINING AND CREWING SERVICES

10.1         Training.  Lessor will provide training for four (4) pilots for the Aircraft.  The pilot training shall include:

(a)           Ground School.  Up to forty (40) hours of ground school training and aircraft familiarization per pilot; and

(b)           Flight Training.  Up to ten (10) Flight Hours per pilot to be accomplished on the Aircraft.  Any training Flight Hours are subject to the Flight Rates set forth on Appendix B to this Agreement.

In addition, Lessor will provide training for four (4) maintenance technicians for the Aircraft.  The maintenance technician training will include up to two hundred forty (240) hours of training per technician.

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10.2         Crewing Services.  Lessor shall provide Lessee with crewing services to include a training captain/instructor pilot, a crew chief and a mechanic for the Term (the “Crew”).  If Lessee purchases the Aircraft by exercise of the Purchase Option, then Lessor agrees to continue to provide the Crew until July 31, 2012.  Notwithstanding the foregoing, the parties acknowledge that Brazilian law may only permit the Crew to operate in Brazil for six months.  The parties agree that if the parties are unable to obtain the necessary extension for the Crew to continue to operate the Aircraft in Brazil, then all Lessor obligations under this provision shall terminate automatically with the expiration of the Crew’s certification.

11.           AFTER-MARKET SUPPORT SERVICES

11.1         If Lessee purchases the Aircraft, then Lessor shall provide Erickson Material Support Plan (“EMSP”) services on the following terms and conditions.  In exchange for a flat rate per EMSP Flight Hour (the “Flight Hour Rate”), Lessor will provide all replacement parts/components for:  (i) any unscheduled parts or component failures; (ii) the replacement of life limited and expendable parts or components; and (iii) any scheduled parts or component overhauls at such time or times required by Lessor maintenance manuals and procedures (collectively, the “Support Services”).  The Flight Hour Rate does not include any freight or other transportation/logistics costs.  These costs shall be paid separately by Lessee.

11.2         Base Rates.  The 2011 base Flight Hour Rates for nose to tail EMSP for the Aircraft based on the total number of EMSP Flight Hours in a twelve-month period are as follows:

1 to 500 flight hours:	[***] per EMSP Flight Hour
501 to 1000 flight hours:	[***] each additional EMSP Flight Hour
Over 1000 flight hours:	[***] each additional EMSP Flight Hour

The final negotiated Flight Hour Rate is based on Lessee’s Aircraft configuration, mission profiles, and availability requirements.  For Support Services purposes only, flight hours shall be calculated from the time the aircraft wheels leave the ground until the Aircraft wheels touch back down the ground.

11.3         Price Escalation.  The negotiated Flight Hour Rate is quoted in 2011 dollars and will be subject to escalation for the year 2012 and each year thereafter as determined by the producer price index for aircraft manufacturing, Series ID # PCU336411336411 as published by the United States Bureau of Labor and Statistics (BLS) at the time of the then-current anniversary of the Effective Date.

11.4         The Support Services shall be provided for a period of five (5) years unless sooner terminated by the parties for customary reasons including, without limitation, bankruptcy, insolvency, ceasing of business operations, and material breach of agreement by either party that remains uncured.  The term of Support Services shall be calculated as commencing on the first day of the Term.

11.5         In connection with the Support Services, Lessor will provide (i) [***] availability of parts or components for any Aircraft on Ground (“AOG”) situation (ship within 48 hours of notification) and (ii) [***] availability of parts or components for any non-AOG situation (ship within 96 hours of notification).  For availability needs greater than those above, Lessor will

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work with HRT to identify which components should be purchased by the customer as additional spares.

11.6         Exclusions & Limitations.  With respect to the Support Services program, the parties recognize that certain standard exclusions and limitations will apply.  By way of example, and not in limitation, Support Services do not include any parts or components that fail or are rendered unserviceable as a result of (i) improper storage, use or operation, abuse or negligent, or other acts or omissions of Lessee or any third party, (ii) failure of Lessee or any third party to properly install, service, or maintain such part/components, (iii) the failure of any parts or components not supplied by Lessor, (iv) accident or incident or any other causes external to the relevant part/component (including foreign object damage), (v) regulatory agency changes or directives or, (vii) failure of Lessee to operate the Aircraft in accordance with Lessor specifications, limitations and in accordance with all operations and maintenance manuals.  The Support Services do not include the replacement of consumable parts (oils, greases) or expendable parts with a unit cost less than USD $150 (filters, o-rings, fasteners).  Engineering services provided at Lessee’s request or outside routine support are also excluded.

11.7         Material Support Agreement.  If Lessee exercises the Purchase Option, the parties will enter into a separate after-market support services agreement consistent with the terms set forth herein concerning Support Services and pursuant to which the Lessor will provide full parts and components support to Lessee in exchange for a fixed flight hour rate.

12.           INSURANCE

12.1         During the Term, Lessor shall be responsible for effecting and maintaining or causing to be effected and maintained, in full force and effect, in respect of the Aircraft, public liability insurance for bodily injury and property damage and insurance against loss or damage to the Aircraft, including, without limitation, loss by fire, theft, collision and such other risks of loss as are customarily insured against by Lessor on its other Aircraft, in such amounts, in such from and with such insurers and brokers as shall be satisfactory to Lessor, as well as the Brazilian mandatory RETA insurance (the “Insurance”).  Lessor shall name Lessee as an additional insured party under the Insurance.  If the Purchase Option is exercised, then the insurance provisions of the Purchase Agreement shall govern the period following the exercise of the Purchase Option.

12.2         Lessee shall:

(a)                                  ensure that all legal requirements as to insurance of the Aircraft which may from time to time be imposed by the Laws of Brazil or any state to, from or over which the Aircraft shall be flown, in so far as they affect or concern the operation of the Aircraft, are immediately communicated to Lessor and in particular those requirements compliance with which is necessary to ensure that:  (i) the Aircraft is not in danger of detention of forfeiture; (ii) the Insurance remains valid and in full force and effect; and (iii) the interests of the Indemnitees in the Insurance and the Aircraft or any parts thereof are not thereby prejudiced;

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(b)                                 not use, cause or permit the Aircraft to be used for any purpose or in any manner not covered by the Insurance or outside any geographical limit imposed by such Insurance or for any purpose or in any manner which is contrary to applicable Law.  Lessee shall comply with the terms and conditions of each and every policy of the Insurance and shall not do, consent or agree to any act or omission which invalidates or may invalidate or render unenforceable or may render unenforceable the whole or any part of any such Insurance; and

(c)                                  promptly notify Lessor of any occurrence likely to give rise to a claim under the Insurance.

13.           INDEMNIFICATION

13.1         Lessee agrees to defend, indemnify and hold harmless the Lessor and its successors and assigns and its shareholders, subsidiaries, affiliates, directors, officers, agents, and indemnitees (the “Indemnitees”) from and against any and all claims, proceedings, losses, liabilities, suits, judgments, costs, expenses (including attorneys’ fees at trial or on appeal), penalties or fines (each, a “Claim”) (regardless of when the same shall be made or incurred, whether during or after the termination of the letting of the Aircraft under this Agreement) for or on account of or arising from or in any way connected with injury to or death of any persons whomsoever (including employees of Lessee) or loss or damage to any property of any person, body or company, including without limitation, damage to the Aircraft which is the result of any breach of any representation, warranty or agreement made by Lessee hereunder, or which is the result of the gross negligence or willful misconduct of the Lessee.

13.2         Lessee agrees promptly to pay and indemnify, defend and hold Lessor harmless against all Taxes levied or imposed against or upon Lessor or Lessee and relating to or attributable to Lessee, this Agreement, the Aircraft during the term of this Agreement or the importation, exportation, registration, leasing, sub-leasing, delivery, possession, use, operation, repair, maintenance, overhaul, transportation, landing, storage, presence or redelivery during the term of this Agreement of the Aircraft or any parts thereof or any rent, receipts, insurance proceeds or income arising therefrom.  If Lessee is required by any applicable Law, or by any third party, to deliver or furnish any report or return in connection with any such Taxes, Lessee shall complete the same in a manner satisfactory to Lessor and the appropriate tax authorities and in particular shall state therein that Lessor is the lessor of the Aircraft and that the Lessee is exclusively responsible for the use and operation of the Aircraft and for any such Taxes, and Lessee shall supply a copy of such report or return to Lessor.

13.3         Lessee shall pay all stamp, documentary, registration or other like duties, taxes, or charges (including any such duties, taxes, or charges payable by Lessor or imposed on or in connection with the registration of the Aircraft or otherwise) imposed on or in connection with this Agreement and shall indemnify Lessor against any liability arising by reason of any delay or omission by Lessee to pay such duties, taxes or charges.

13.4         The indemnities contained in this Article 13 shall continue in full force and effect for a period of [***] after the expiration or other termination of this Agreement or of the letting of the Aircraft hereunder.  This indemnity applies for any events or accidents that occur during

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the Term, but if the Purchase Option is exercised, then the indemnity provisions contained in the Purchase Agreement shall govern the period following the exercise of the Purchase Option.

14.           TERMINATION:  REMEDIES

14.1         Lessor may immediately terminate this Agreement in the event:  (i) that Lessor, in its good faith judgment, believes that the continued safe maintenance and operation of the Aircraft may have been compromised or may be compromised in the future; (ii) that Lessee becomes insolvent or the subject of any bankruptcy, insolvency or similar proceedings; makes an assignment for the benefit of creditors; becomes unable to pay its debts as they become due; goes into liquidation or winding-up; commences or has commenced with respect to it any dissolution or liquidation proceedings; (iii) that the Air Authority revokes the Air Operating Certificate or otherwise prohibits operation of the Aircraft in Brazil under this Agreement; (iv) of Lessee’s failure to pay to Lessor the Lease Rates and any other amounts required hereunder at the time or times required by Article 5 of this Agreement; and (v) of a breach or default of this Agreement by Lessee, if Lessee has not reasonably cured such breach within fifteen (15) days following Lessee’s receipt of notice of breach from Lessor.

14.2         Without prejudice to Lessor’s other remedies under this Agreement, Lessee agrees that the occurrence and continuation of any event of default as described in Section 14.1 above or elsewhere in this Agreement shall entitle Lessor and Lessor only, to automatically and unilaterally cancel this Agreement (de pleno direito) without requirement of any notice or judicial interpellation (interpelação) for all legal purposes.  The intent of the parties is that this paragraph constitutes and shall be interpreted as an express resolutory clause (cláusula resolutiva expressa) as that term is known in Brazil, and Lessee agrees that upon such cancellation, Lessor shall have the right to repossess the Aircraft by means of “Reintegração de Posse”, pursuant to Article 926 of the Brazilian Civil Procedure Code.

14.3         In case Lessee, for any reason whatsoever, fails to return the Aircraft to Lessor upon occurrence of any event of default as described in Section 14.1 above or elsewhere in this Agreement, the wrongful possession (esbulho possessório, as such term is known in Brazil) of the Aircraft will be characterized in accordance with Article 1210 et. seq. of the Brazilian Civil Code.  Lessee hereby acknowledges and agrees that the characterization of the wrongful possession will be sufficient for Lessor to obtain a preliminary injunction from a court for immediate repossession of the Aircraft without Lessee being heard in the courts, in accordance with Article 928 of the Brazilian Code of Civil Procedure.

15.           ASSIGNMENT

15.1         Lessee may sublease the Aircraft to HRT O & G Exploração e Produção de Petróleo Ltda (HRT O&G), a Corporation organized under the laws of the Federative Republic of Brazil, with its principal address located at Avenida Atlântica 1130, 4°, 7°, 8°, 10° andares, upon written notice to Lessor and provided the express consent from Lessor be registered with the RAB along with this Agreement and the relevant sublease agreement.

15.1.1      In case of sublease of the aircraft, as described above, Lessor shall name also HRT O&G as an additional insured party under the Insurance.  If the Purchase Option is

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exercised, then the insurance provisions of the Purchase Agreement shall govern the period following the exercise of the Purchase Option.

15.2         Except in accordance with Clause 15.1 above, Lessee shall not:  (i) assign this Agreement; (ii) sublet or transfer possession of the Aircraft, Airframe, components or engines to any party other than HRT O & G Exploração e Produção de Petróleo Ltda.; or (iii) create or permit to exist any Security Interest over any of its rights or obligation hereunder.  Any assignment by operation of Law or any change in the ownership of, or power to vote, by operation of Law, merger, reorganization, or consolidation over fifty percent (50%) of voting capital stock of Lessee shall constitute a prohibited assignment for purposes of this Clause 15.2.

15.3         Lessor shall have the right at its sole cost and expense to assign, sell or encumber any interest of Lessor in the Aircraft or this Agreement or the proceeds hereof subject to the rights of Lessee under the provisions of this Agreement.

16.           MISCELLANEOUS

16.1         If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any Law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

16.2         If Lessee fails to comply with any provision of this Agreement, Lessor may, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of Lessor to treat such non-compliance as an event of default hereunder, effect compliance on behalf of Lessee, whereupon Lessee shall become liable to pay immediately any sums expended by Lessor together with all costs and expenses (including legal costs) in connection therewith.

16.3         Notice.  All notices and consents required or permitted to be given by either party under this Agreement shall be in writing and shall be personally delivered or sent by facsimile, electronic mail, express courier or registered mail to the party to which they are directed at the following address for such party:

Lessee:	HRT Netherlands, B.V.
Address:	Strawinskylaan 3105 Atrium, 1077zx
Amsterdam, Netherlands
Telephone:	(55) 21- 21059700
Facsimile:	(55) 21 2105 9713
Attention:	Mr. Milton Romeu Franke

Financial Issues: Mr. Jose Carlos Pedrosa.
Telephone:	(55) 21-21059700
Facsimile	(55) 21 2105 9713

With a copy to:
Jorge Pedroso,
Address: Av. Atlántica, 1130, 7°,8° e 10° andares- Copacabana- Rio de Janeiro- Brazil
Telephone:	(55) 21-21059700
Facsimile:	(55) 2121059713

13

Lessor:	Erickson Air-Crane Incorporated
Address:	5550 SW Macadam Avenue, Suite 200
Portland, Oregon 97239
Telephone:	(503) 505-5800
Facsimile:	(503) 473-8540
Email:	URieder@ericksonaircrane.com
Attention:	President & CEO

or at such other address as either party may hereafter notify the other in the manner described in this Clause.  Such notices shall be deemed given (i) on the date of transmission, in the case of notices sent by electronic mail or facsimile, or (ii) on the date of recorded delivery by an independent delivery service or postal agency.

16.4         Governing Law.  This Agreement shall in all respects be governed by and construed in accordance with the laws of Brazil without regard to conflicts of law principles.

16.5         Settlement of Disputes.  In the event that any controversy, dispute, or demand arises from this Agreement, its fulfilment, breach, cancellation, expiration or validity, the parties agree to try their best efforts to resolve the dispute on a friendly basis, within 15 (fifteen) days from the notice of any of the parties to the other party informing of the controversy.

Any controversies, disputes, actions, causes of action, or other claims arising out of or in connection with the provisions of this Agreement which cannot be settled by mutual agreement shall be finally settled by arbitration in London, England under the rules of arbitration of the International Chamber of Commerce, by one arbitrator appointed in accordance with said rules.  All arbitration proceedings shall be conducted in the English language.  The arbitrator shall decide any such dispute or claim strictly in accordance with the governing law specified in Clause 16.4 hereof.  The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings.

Any decision made by the arbitrator shall be reasoned and in writing and shall be final and binding on each of the parties that were parties to the dispute.  Judgment upon any arbitral award rendered hereunder may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be; provided that nothing shall preclude either party from seeking interim relief from any court having jurisdiction to grant the same.

The costs and expenses of the arbitration, including, without limitation, the fees of the arbitrator, shall be borne equally by each party to the dispute or claim and each party shall pay its own fees, disbursements and other charges of its counsel.  The arbitrator shall have the power to award reasonable interest on any sum awarded pursuant to the arbitration proceedings and such sum would carry interest, if awarded, until the actual payment of such amounts.

Notwithstanding the foregoing, with respect to repossession of the Aircraft, Lessor shall have the option, in its sole and exclusive discretion, to institute legal proceedings against the Lessee for repossession of the Aircraft in any jurisdiction where the Aircraft may be located from time to time.  The parties hereby consent and agree to be subject to the jurisdiction of all of the aforesaid

14

courts and, to the greatest extent permitted by applicable law the parties hereby waive any right to seek to avoid the jurisdiction of the above courts on the basis of the doctrine of forum non conveniens.

16.6         Entire Agreement.  This Agreement (including all Exhibits, Attachments and documents attached thereto) is the sole and entire agreement between Lessor and Lessee in relation to the leasing of the Aircraft, and supersedes all previous agreements in relation to such leasing.  This Agreement may not be amended except by an instrument signed by both parties.

16.7         Force Majeure.  No failure or omission by either party to carry out or observe any of the terms or conditions of this Agreement shall, except in relation to obligations to make payments hereunder, give rise to any claim against the party in question or be deemed a breach of this Agreement if such failure or omission arises from any Force Majeure event such as acts of God, war, epidemics and/or earthquakes, weather and landowners other than the Lessee or any of its affiliates.  In the event, however, that any such Force Majeure event shall continue for a period of not less than thirty (30) days, either party may by written notice terminate this Agreement forthwith if the operation of this Agreement as a whole is affected by the Force Majeure event, and the Lessor shall return a portion of the Deposit the Lessee, which amount shall be determined on the basis of the time remaining from the date of termination to the end of the term.

16.8         Safety.  Lessor, or any of the pilots operating the aircraft, shall have the right to refuse or suspend operations in the interest of reasonable safety, whether the hazard be weather or other natural conditions, mechanical problems, risks created by third parties, and/or any other situation that, in Lessor’s opinion, involves an unreasonable risk of injury to any person or damage to any property.  This shall in no way result in any breach of contract by Lessor under this Agreement.

16.9         Language.  This Contract is in English and the English language shall govern.  No translation shall change the meaning of the rights and obligations hereunder.  Lessee warrants it is knowledgeable and proficient in the English language so that Lessee has a complete comprehension of all parts of this Contract.  All communications, both written and oral, shall be in the English language.  Any and all documents forwarded or sent to Lessor by Lessee if in a non-English language shall be accompanied by an excellent quality translation in English of the whole document.  Lessor shall have the right to require Lessee to submit independent and reliable certification of any such translation.

16.10       Limitation of Liability.  Neither party shall be liable to the other party for consequential, incidental, special, or indirect damages, including without limitation damages for loss of use, delay or loss of business, revenue or profit.

15

APPENDIX A
TO
AIRCRAFT LEASE AND PURCHASE OPTION AGREEMENT

AIRCRAFT

		SERIAL	YEAR OF	REGISTRATION
MANUFACTURER	MODEL	NUMBER	MANUFACTURE	NUMBER
SIKORSKY	S-64E	#64015	1994	N173AC

Main Features S-64 E Helicopter

General Arrangement

Wheeled Landing Gear Type	Standard
Dual Engine P & W JFTD12A-4A 4,500 SHP X 2	Standard
Engine Fire Detection System	Standard
6 Blade Fully Articulated Main Rotor Head	Standard
4 Blade Tail Rotor Head	Standard
Fuel Capacity, Main 908 USG Aux 448 USG	Standard
Dual Control 2 Pilot Requirement	Standard
42,000 lbs Max Gross Weight	Standard
20,000 lbs Max External Load Weight	Standard
Environmental Control Unit (ECU)	Standard
Engine Anti Ice System	Standard
3 Axis AFCS	Standard
Primary Instrumentation	Standard
Rotor Brake Hand Pump Style	Standard
Main Wheel Brakes	Standard
LH/RH Cockpit Door Bubble Windows	Standard
Pulse Lights	Standard
Red & White Strobe Tail Lights	Standard
Red Nose Strobe Light	Standard
Sealed Lead Acid Battery	Standard
Auxiliary Power Plant; Electric Start	Standard
Cockpit Fans	Standard
Fire Extinguisher Hand Held	Standard
Crash Axe	Standard
Two Color Paint Scheme	Standard
Hard Wiring for RADS, RADS Kit Included	Standard
Collective Down Lock System	Standard
Auxiliary Fuel Tank with Indicator	Standard
First Aid Kit	Standard

16

Analog Instrumentation

N1 Indicator (2 ea.)	Standard
Fuel Flow Indicator (2 ea.)	Standard
EPR Indicator (2 ea.)	Standard
MGB Oil Temperature Indicator	Standard
Fuel Quantity Indicator (3 ea.)	Standard
Torque Indicator (3 ea.)	Standard
Triple Tachometer (2 ea.)	Standard
Oil Cooler Tachometer	Standard
T-5 Indicator (2 ea.)	Standard
Hydraulic Pressure Indicator (3 ea.)	Standard
MGB Oil Temperature Indicator	Standard
Engine Oil Temperature Indicator (2 ea.)	Standard
Load Cell Indicator	Standard
Electronic Horizontal-Situation Indicator (EHSI) (2 ea.)	Standard
Magnetic Compass	Standard
Altimeter (2 ea.)	Standard
Airspeed Indicator (2 ea.)	Standard
Vertical Speed Indicator (2 ea.)	Standard
Artificial Horizon (1 ea.) Standby	Standard
Clock Digital (2 ea.)	Standard
OAT Indicator - Digital and Analog (2 ea.)	Standard
Hour Meter	Standard

Radio Package

6 Position Intercom System, 4 Inside, 2 External	Standard
VHF COMM- 118-136.992 MHz (VHF-22) (2ea.)	Standard
ATC Transponder (TDR-94/94D Mode S Transponder) (1 ea.)	Standard
Radio Tuning Unit (RTU) (2ea.)	Standard
Emergency Locator Transmitter (ELT) 406 MHz	Standard
Radar Altimeter	Standard
VHF FM Transceiver (Northern Airborne Technology)(2 ea.)	Standard
GPS (Garmin 500)	Standard
Cockpit Voice Recorder	Standard
AFF Flight Following (Blue Sky)	Standard

Construction System

Siren Warning System	Standard
Shock & Pendant to include upper hook	Included
20,000 1bs Remote Hook (2)	Included
Ferry Tanks (1 Set)	Included
Bambi Bucket (1)	Included

17

Aircraft Support Equipment

Fall Protection System	Standard
Blade Tie Downs	Standard
Engine Exhaust and Intake Plugs	Standard
Tow Bar	Standard

DISCLAIMER

EXCEPT AS EXPRESSLY STATED IN CLAUSE 2.2 and 2.2.1 OF THIS AGREEMENT, LESSOR HAS NOT AND SHALL NOT BE DEEMED TO HAVE MADE, AND LESSOR HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE CONDITION, DESIGN, OPERATION, MERCHANTABILITY, FREEDOM FROM CLAIMS OF INFRINGEMENT OR THE LIKE, OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT, THE ABSENCE THEREFROM OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT; AND LESSEE HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF OR RELIANCE UPON ANY SUCH WARRANTY OR WARRANTIES.  THIS PARAGRAPH SHALL NOT BE MODIFIED EXCEPT BY A WRITTEN AGREEMENT SIGNED ON BEHALF OF LESSOR AND LESSEE BY THEIR RESPECTIVE DULY AUTHORIZED REPRESENTATIVES.

18

APPENDIX B

TO

AIRCRAFT LEASE AND PURCHASE OPTION AGREEMENT

LEASE RATES:

I.                                         Fixed Monthly Fee

The fixed monthly fee shall be [***] per month.

II.                                     Hourly Rate

The hourly rate shall be [***] per Flight Hour.

III.                                 Other Applicable Rates

Costs of mobilization of the Aircraft and support equipment shall be borne by the Lessee.

If the Purchase Option is not exercised, then costs of demobilization of the Aircraft and support equipment to Central Point, Oregon (or a cost equivalent location of Lessor’s choice) shall be borne by the Lessee.

19

IN WITNESS WHEREOF, the parties hereto have executed this Aircraft Lease and Purchase Option Agreement the day and year first herein written above.

LESSOR:

ERICKSON AIR-CRANE INCORPORATED

By:	/s/ Udo Rieder
Name: Udo Rieder
Title: President & CEO

LESSEE:

HRT NETHERLANDS, B.V.

By:	/s/ Marcio Rocha Mello
Name:
Title:

HRT NETHERLANDS, B.V.

By:	/s/ Milton Romeu Franke
Name:
Title:

Witnesses:

1.	/s/ Rafaela C. Pontes Lopes	2.	/s/ Mayara Silva Pereira

Name:	Rafaela C. Pontes Lopes	Name:	Mayara Silva Pereira

ID:	55695387-2	ID:	13249377-6

20

ATTACHMENT A
TO
AIRCRAFT LEASE AND PURCHASE OPTION AGREEMENT

NOTICE OF OPTION LETTER

Date:                                            , 2011

TO:                            Erickson Air-Crane Incorporated
Attention:  Mr. Udo Rieder, President & Chief Executive Officer

RE:                              Notice of Exercise of Purchase Option For Purchase of Erickson S-64E

Dear Mr. Rieder:

Pursuant to Clause 9.5 of that certain Aircraft Lease and Purchase Option Agreement (the “Agreement”) dated as of the 1st day of August, 2011, by and between HRT Netherlands B.V. and Erickson Air-Crane Incorporated, pertaining to that certain Erickson S-64E helicopter bearing manufacturer’s serial number 64015 (the “Aircraft”), this letter shall serve as formal notice of our intention to irrevocably exercise the option to purchase the Aircraft and together with this letter we have included a signed copy of the Aircraft Purchase Agreement, which we have dated effective as of the date of this letter.

Sincerely,

HRT NETHERLANDS, B.V.

By:

Name:

Title:

ATTACHMENT B TO AIRCRAFT LEASE
AND PURCHASE OPTION AGREEMENT

HRT NETHERLANDS, B.V.

as Purchaser

and

ERICKSON AIR-CRANE INCORPORATED

as Seller

AIRCRAFT PURCHASE AGREEMENT IN RESPECT OF
ONE (1) ERICKSON S-64E HELICOPTER

THIS AIRCRAFT PURCHASE AGREEMENT, dated as of                             , 2011 (the “Effective Date”), by and between:

(1)                                  HRT NETHERLANDS, B.V., a company organized and existing under the laws of Netherlands with its principle place of business at Strawinskylaan 3105 Atrium, 1077zx, Amsterdam (the “Purchaser”); and

(2)                                  ERICKSON AIR-CRANE INCORPORATED, a corporation organized and existing under the laws of the State of Delaware, and having its offices at 5550 SW Macadam Avenue, Suite 200, Portland, Oregon 97239, USA (the “Seller”).

RECITALS

WHEREAS, Seller manufactures, sells and provides aftermarket parts and supports for its S-64 model helicopters throughout the world;

WHEREAS, Purchaser operates helicopters in connection with its oil and gas operations;

WHEREAS, Purchaser desires to purchase the Aircraft (as defined below) from the Seller, and Seller is willing to sell the Aircraft to Purchaser, on the terms and subject to the conditions set forth in this Agreement (as defined below);

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                                 Definitions

The terms set forth in this Clause 1.1 when used in this Agreement shall have the meanings set forth herein:

1.1.1                        “Acceptance and Sale Certificate” means an acceptance and sale certificate in the form set out in Exhibit I attached hereto.

1.1.2                        “Agreement” means this aircraft purchase agreement together with the Schedules and Exhibits (which form an integral part hereof) as executed by the parties hereto, as the same may be amended, modified, novated, replaced or supplemented from time to time.

1.1.3                        “Aircraft” means the Used Erickson model S-64E aircraft bearing manufacturer’s serial number 64015, together with two (2) P&W dual engine JFTD 12A-4A engines bearing manufacturer’s serial numbers 672490 and 637125 as described on Schedule 1 hereto, including the airframe, the engines and all components and accessories(including, without limitation, (i) shock and pendant, (ii) bambi bucket, (iii) ferry tank, (iv) two 20,000 pound remote hooks, (v) two steel 200 foot long lines and (vi) fly away toolbox), as set forth on Schedule 1. Where the context permits, references to the “Aircraft” shall also mean and include the Aircraft Documentation.

1.1.4                        “Aircraft Documentation” means the manuals, logbooks and other records relating to the Aircraft or any part thereof delivered by Seller to Purchaser, including two copies of the Aircraft flight and maintenance manuals (for service of the Aircraft) and one copy each of the service bulletins and the customer service letters current as of the date of Delivery.

1.1.5                        “ANAC” means Agência Nacional de Aviação Civil, or any successor entity thereof or other entity performing its functions in the future.

1.1.6                        “Balance of the Purchase Price” means the Purchase Price minus the Deposit.

1.1.7                        “Business Day” means any day of the year other than either a Saturday, Sunday or public holiday in United States of America (New York, New York or Portland, Oregon), the Netherlands and Brazil or a day on which banks are required to close in United States of America (New York, New York or Portland, Oregon), the Netherlands and Brazil.

1.1.8                        “Data” means all information and data of any type, form or nature (including, but not limited to, designs, drawings, blueprints, manuals, layouts, software, specifications, technical publications, electronic transmitíais, and memoranda) which may be furnished or made available to Purchaser as the result of or in connection with this Agreement.

1.1.9                        “Delivery” means, with respect to the Aircraft, the date and time at which all of the conditions precedent (as described under Article 5 of this Agreement) are either satisfied or waived in writing.  Notwithstanding the above, the parties agree that Delivery will be deemed to have occurred as soon as the Purchaser takes full possession and control of the Aircraft.

1.1.10                  “Delivery Date” means the date the Delivery occurs, which the parties anticipate will occur no later than December 15, 2011.

1.1.11                  “Delivery Location” means Manaus, Brazil or such other location agreed between the parties.

1.1.12                  “Deposit” means a payment of [***] to be paid to Seller at the time set forth in Section 5.1 of the Lease Agreement.

1.1.13                  “FAA” means the United States Department of Transportation - Federal Aviation Administration.

1.1.14                  “Foreign Object Damage” means any damage to the Aircraft caused by objects which are not part of the Aircraft.

1.1.15                  “Indemnified Expense” means any and all liabilities, obligations, losses, damages, penalties, fines, claims (whether fraudulent, groundless, false or not), demands, actions, suits, judgments, legal proceedings (whether civil or criminal), investigations, costs, disbursements and expenses (including reasonable legal fees and disbursements) of every kind and nature whatsoever, other than taxes of any kind.

1.1.16                  “Lease Agreement” or “Lease” means that certain Aircraft Lease and Purchase Option Agreement dated as of August 1, 2011, between ERICKSON AIR-CRANE INCORPORATED, as Lessor and HRT NETHERLANDS, B.V., as Lessee, which sets forth the full terms and conditions of the lease of the Aircraft and the option to purchase the Aircraft, in form and substance satisfactory to the parties thereto.

1.1.17                  “Lien” means any lien, mortgage, security interest, lease or other charge or encumbrance or claim or right of others, both in law and equity, registered or unregistered, including, without limitation, rights of others under any engine or parts interchange, loan, lease, or pooling agreement.

1.1.18                  “Lien Holder” means any person, corporation, limited liability company or other entity possessing a Lien interest in the Aircraft.

1.1.19                  “Purchase Price” means the amount of [***], as defined under Clause 2.2 of this Agreement.

1.1.20                  “RAB” shall mean the Brazilian Aeronautical Registry.

1.1.21                  “Sublessee” means HRT O & G Exploração e Produção de Petróleo Ltda, a corporation organized under the laws of the Federative Republic of Brazil.

1.1.22                  Technical Acceptance Letter” means a Technical Acceptance Letter acknowledging the completion of the inspection of the Aircraft, Aircraft Documents and Inventory, in the form of Exhibit 3 attached hereto.

1.1.23                  “Total Loss” means loss of the Aircraft or loss of the use of the Aircraft due to (without limitation) theft, hi-jacking, disappearance, destruction, damage beyond repair, damage to the Aircraft which results in an insurance settlement, the condemnation or confiscation or the requisition of title by any government entity or taking of title to the Aircraft by any government entity or other rendering of the Aircraft permanently unfit for normal use for any reason whatsoever.

1.1.24                  “Transfer Taxes” shall mean any and all present and future sales, use, personal property, value added, withholding, transfer, customs, stamp, documentary or any other similar taxes, levies, imposts, duties, fees or withholdings, together with any penalties, fines, surcharges or interest thereon, whether paid or incurred by Seller or Purchaser, and “Taxation” shall be construed accordingly.

1.1.25                  “Warranty Bill of Sale” means the Bill of Sale for the Aircraft in the form attached hereto as Exhibit 1.

1.2                                 Interpretation

Clause and Schedule headings are for ease of reference only and shall not affect the interpretation of any of the provisions hereof.  Words importing the singular number include the plural and vice versa.

2.                                      AIRCRAFT PURCHASE; CREW PROVISIONING

2.1                                 Sale and Purchase of Aircraft

Upon and subject to the terms and conditions of this Agreement, Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller one (1) Aircraft.

2.2                                 Aircraft Purchase Price

The purchase price for the Aircraft shall be [***] ([***], the “Purchase Price”), which amount shall be paid in accordance with the payment schedule set forth under Clause 2.3 hereof.

2.3                                 Payment of Purchase Price

2.3.1                        Upon and subject to the terms and conditions of this Agreement, Purchaser shall pay the Purchase Price for the Aircraft to Seller in accordance with the following payment schedule:

a)                                      the Deposit previously paid by Purchaser in accordance with the terms of the Lease Agreement shall be applied to the Purchase Price; and

a)                                      the Balance of the Purchase Price ([***]) shall be paid by wire transfer upon Purchaser’s signing of this Agreement, but in no event later than December 15, 2011

2.4                                 Payment Instructions

All payments made pursuant to this Agreement shall be made on the due date for payment by remittance in US Dollars, by wire transfer of immediately available funds, without any set-off or counterclaim whatsoever and free and clear of any deductions and withholdings, to the bank account set forth below:

[***]

2.5                                 Transfer Taxes

Except to the extent expressly agreed by the Parties under Article 9 of this Agreement, all payments to be made by Purchaser to Seller hereunder shall be made free and clear of, and without deduction for or on account of, any Transfer Taxes.

2.6                                 Crew Provisioning

Seller shall provide Purchaser with crewing services to include a training captain/instructor pilot, a crew chief and a mechanic until July 31, 2012.  The terms and conditions under which any crewing services will be provided by Seller to Purchaser shall be negotiated and agreed by the parties under a separate written crewing or support services agreement.

2.7                                 Training

As provided in the Lease Agreement and in accordance with the terms and conditions therein, Seller will continue to provide training for four (4) pilots per Aircraft.  The pilot training will include:

•                                          Ground School - up to forty (40) hours of ground school training and aircraft familiarization per pilot; and

•                                          Flight Training - up to ten (10) flight hours per pilot to be accomplished on the Purchaser’s Aircraft.

In addition, Seller will continue to provide training for four (4) maintenance technicians per Aircraft.  The maintenance technician training will include up to two hundred forty (240) hours of training per technician.

3.                                      DELIVERY AND CERTIFICATION; TOTAL LOSS

3.1                                 Delivery; Aircraft Condition

The Delivery of the Aircraft shall be made to Purchaser on the Delivery Date in the following condition:

The Aircraft will be configured and equipped as specified in the Aircraft description attached hereto as SCHEDULE 1 and in the same condition as during the Inspection (as defined in Section 5.2 hereof);

The Aircraft will have a valid certificate of airworthiness or export certificate of airworthiness issued by the FAA, dated as of a date on or following August 1, 2011 but prior to the date the Aircraft is registered with the RAB

The Aircraft will be in an airworthy condition, with all systems and installed equipment and engines in normal working order and operating to manufacturer’s specifications, normal wear and condition of used parts and components excepted;

The Aircraft will be up to date on all manufacturer’s required maintenance and inspection schedules (including all calendar and hourly inspections), and in compliance with all applicable airworthiness directives and manufacturers’ mandatory service bulletins (or equivalents) that have been issued with respect to the Aircraft on or before the Delivery Date;

With no parts, systems or components installed in the Aircraft on a temporary loan or exchange basis;

With all Aircraft Documentation in the possession of Seller as disclosed during the Inspection;

The Aircraft will be delivered with “no damage history” relating to the Aircraft; and

The Seller has not used the Aircraft for more than fifty (50) flight hours during the period commencing on the date of that certain Letter of Intent between the Seller and Purchaser dated July 6, 2011 and ending on the commencement date of the term of the Lease.

3.2                                 Acceptance of the Aircraft; Transfer of Title and Risk

Upon Delivery of the Aircraft by Seller to Purchaser at the Delivery Location in the condition as set forth and agreed in Clause 3.1 hereof, Purchaser shall be deemed to have accepted the Aircraft, and title to, and all risk of Loss in, said Aircraft shall immediately pass from Seller to Purchaser.

3.3                                 ANAC Certification

3.3.1                        Aircraft Type Certification.  Seller agrees, at its expense (a) to provide all relevant documents (in each case, in the English language ) that may be required to complete type certification of the Aircraft in Brazil and permit ANAC to issue a certificate of airworthiness for the Aircraft in order to register the Aircraft with ANAC, and (b) to obtain such certificate of airworthiness, including completing all modifications on the Aircraft (if any) required by ANAC in order for ANAC to issue such certificate of airworthiness.

3.3.2                        Aircraft Registration.  Purchaser agrees, at its expense (a), to cause the certificate of airworthiness for the Aircraft that was issued by ANAC and delivered to Purchaser pursuant to the terms of Clause 3.3.1 to be certified by and registered with ANAC and (b) to take all other actions, including, without limitation, paying all applicable import fees.

3.3.3                        Crewing Certification.  Purchaser agrees to be solely responsible, at its expense but with the commercially reasonable cooperation of Seller, to obtain from ANAC and from any other applicable governmental authority in Brazil (including, without limitation, those authorities responsible for immigration, work permits, visas and taxation), any and all permits, certifications, or consents (or extensions thereof) with respect to the performance by Seller of the crew provisioning services for Purchaser.  If Purchaser is unable to obtain the required certifications, the parties agree that Seller shall not be in breach of this Agreement, nor held liable for any resulting damages, unless the delay is the direct result of Seller’s failure to cooperate with Purchaser.

3.4                                 Total Loss

If, before Delivery, the Aircraft suffers a Total Loss (a “Totaled Aircraft”).  Purchaser will have the option to choose one of the following:

3.4.1                        based on the availability of aircraft in Seller’s fleet and with no obligation whatsoever to adjust its fleet lease schedule in any way, Seller may offer a replacement fleet aircraft to Purchaser; or

3.4.2                        in the event that delivery of a replacement aircraft (with identical features and specifications) cannot be made by Seller to Purchaser within three (3) months of the original delivery date for the Totaled Aircraft, elect to cancel the sale of the Totaled Aircraft, in which case Seller shall refund all advance payments made by Purchaser to Seller for said Totaled Aircraft.

4.                                      AIRCRAFT WARRANTY

4.1                                 Seller warrants for a period of [***] from the date of Delivery, whichever comes first, with respect to the Aircraft, that Seller will, subject to the terms and conditions set forth below, be exclusively responsible for and will repair or replace, at Seller’s sole discretion and expense, any part or component delivered by Seller on the date of Delivery which is or becomes unserviceable during the above warranty period.  The term “unserviceable” means that such part or component has failed prior to its scheduled repair/overhaul interval.

4.2                                 The warranty provided in Clause 4.1 does not apply to, and Seller shall not bear any responsibility to repair or replace, any part or component rendered unserviceable due to (i) improper storage, use or operation, or abuse or negligent acts or omissions of Purchaser or any third party, (ii) failure of Purchaser or any third party to properly install, service, or maintain such part or component, (iii) failure of the Purchaser to operate the Aircraft or maintain the Aircraft in accordance with all Aircraft operations and maintenance manuals, (iv) the failure of parts not supplied by Seller, (v) accident or incident or any other causes external to the parts/components covered by this warranty, (vi) any Foreign Object Damage, and (vii) any failure of Purchaser to operate the Aircraft in accordance with Seller specifications and limitations, including any specific limitations relating to operations of the Aircraft in a desert environment prior to Seller’s installation of the engine air particle separator components.

4.3                                 The warranty period applicable to any part or component repaired or replaced pursuant to this limited warranty is the remainder of the warranty period described in Clause 4.1 that is in effect on the date that such Part is repaired or replaced.

4.4                                 Purchaser must discover any unserviceable part or component within the warranty period and shall, promptly (and in no event more than three (3) business days after such discovery) notify Seller in writing of such unserviceable part.  Purchaser, at its own cost and expense shall ship the affected item C.I.F. to Seller’s facility in Central Point, Oregon and shall bear all risk of loss of or damage to the item during shipment.  Seller shall promptly ship the repaired or replacement item C.I.F. to Purchaser’s base of operation in Brazil (or such other designated location) at Seller’s cost and expense and shall bear all risk of loss of or damage to such item during shipment.  If Seller, substantiated on a technical statement, determines that any Part shipped to it for warranty repair or replacement was not unserviceable, then Purchaser shall be responsible for the return of the item to it FOB Central Point at its cost and expense and shall bear all risk of loss of or damage to the item and, further, Purchaser shall pay to Seller the cost to inspect the item and return it to service at Seller’s then prevailing retail prices charged to customers in the ordinaiy course of its business.  Such payment shall be made net no more than thirty (30) days from the date of Seller’s invoice.

4.5                                 EXCEPT AS SPECIFICALLY AND EXPRESSLY SET FORTH IN THIS AGREEMENT, ITS SCHEDULES, EXHIBITS OR AMENDMENTS OR IN THE ACCEPTANCE AND SALE CERTIFICATE WITH RESPECT TO TITLE, THE SELLER MAKES NO REPRESENTATIONS WHATSOEVER IN RESPECT OF THE AIRCRAFT, AND THE SELLER SPECIFICALLY DISCLAIMS, AND EXCLUDES (i) ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, DESCRIPTION, AIRWORTHINESS, VALUE, SATISFACTORY QUALITY, DESIGN, QUALITY, MANUFACTURE OR OPERATION OF ANY KIND OR NATURE, (ii) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY IMPLIED REPRESENTATION OR WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, AND (iv) ANY OBLIGATION OR LIABILITY FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE AIRCRAFT, OR FOR ANY LIABILITY OF THE PURCHASER TO ANY THIRD PARTY OR FOR ANY OTHER DIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGE WHATSOEVER.

4.6                                 It is anticipated that following the parties execution of this Agreement they will enter into a separate after-market support services agreement pursuant to which the Seller will provide full parts and components support to Purchaser in exchange for a fixed flight hour rate as more particularly described in the Lease Agreement.  The parties hereby agree that upon the execution of such support services agreement, the warranty provided under this Agreement, with respect to the Aircraft, will terminate and be of no further force and effect.

5.                                      CONDITIONS PRECEDENT

5.1                                 Conditions Precedent to Seller’s Obligations

The obligations of Seller to sell and deliver to Purchaser each Aircraft in accordance with the terms and conditions of this Agreement are subject to the following conditions precedent being fulfilled to the satisfaction of, or waived in writing by, Seller

a)                                      this Agreement shall have been executed and delivered by Purchaser;

b)                                     the insurance certificates and brokers letter of undertaking required by Clause 10.4 of this Agreement shall have been delivered to Seller, and Purchaser shall otherwise be in compliance with Clauses 10.3 and 10.4 hereof; and

c)                                      Seller shall have received all payments required by Clause 2.3 hereof.

5.2                                 Conditions Precedent to Purchaser’s Obligations

Purchaser’s obligation to purchase and accept the Aircraft from Seller on the Delivery Date shall be subject to the following conditions precedent:

(a)                                  completion of an inspection of the Aircraft by Purchaser and an inspection conducted by team designated by Purchaser; and a finding in Purchaser’s sole and reasonable discretion, that the Aircraft is in acceptable condition (as set forth in Clause 3.1 hereof) in the Delivery Location, on or before December 15, 2011.  Should the Purchaser not accept in writing the condition of the Aircraft by such date, the Deposit paid to the Seller for the Aircraft pursuant to Purchase Price Payment hereof (to the extent not applied to the Lease) shall immediately be repaid to Purchaser within five (5) Business Days and the obligations of the Purchaser under this Agreement shall terminate;

(b)                                 completion of the purchase of the Aircraft hereunder shall be subject to the Purchaser agreeing in writing to a final Aircraft description including:  the Aircraft Specification (Schedule 1) on or before the Delivery Date.  This condition shall be deemed satisfied if Purchaser agrees to and signs the Technical Acceptance Letter attached hereto as Exhibit 3. Should the Purchaser and Seller not agree in writing to the Aircraft description by the Delivery Date, the Deposit paid to Seller for the Aircraft pursuant to Purchase Price Payment hereof (to the extent not applied to the Lease), shall immediately be repaid to Purchaser within five (5) Business Days and the obligations of the Purchaser under this Agreement shall terminate;

(c)                                  the Seller shall not be in breach or default of any of the Seller’s obligations arising under this Agreement or the Lease;

(d)                                 all of the Seller’s representations set forth herein shall be true and accurate;

(e)                                  the Seller shall pay all amounts required to release any Liens upon the Aircraft, especially the lien in favor of Wells Fargo Bank N.A. pursuant to the aircraft security agreement between Seller and Wells Fargo Bank N.A. dated June 24, 2010.  The Release shall be duly executed by Wells Fargo Bank, or any other entity, and demonstrated to Purchaser; and

(f)                                    the Seller shall deliver to the Purchaser:

(i)                                     A Commercial Invoice substantially in the form attached hereto as Exhibit 2;

(ii)                                  A copy of electronic confirmation from the International Registry that the Seller is a registered Transaction User Entity under the Cape Town Treaty;

(iii)                               A copy of the written Release of Lien Holders, especially Wells Fargo Bank releases, and companion forms of releases filed before the competent authorities, whereby the Aircraft will not be subject to any Lien(s), as may be reasonably required by applicable government registries including, but not limited to the FAA and International Registry;

(iv)                              A copy of the fully executed Warranty Bill of Sale executed by the Seller transferring title to the Aircraft in the form attached hereto as Schedule 1;

(v)                                 A copy of the fully executed Bill of Sale for the Aircraft in a form acceptable to record the transfer of title in and to the Aircraft, as may be reasonably required with applicable government aircrafts registries including the FAA and the International Registry;

(vi)                              A certificate executed by an officer of the Seller certifying for and on behalf of the Seller that the representations and warranties of the Seller in this Agreement are true and correct on the Delivery Date, and that the Seller has performed and complied with all of its obligations, covenants and agreements in this Agreement to be performed or complied with by it; and

(vii)                           Such other certificates, documents and instruments, duly executed, which in the opinion of the Purchaser, acting reasonably, are necessary or desirable to effect and evidence the sale, conveyance, transfer and delivery to Purchaser of the Seller’s right, title and interest in and to the Assets free and clear of all Liens.

The conditions set out in this Section 5.2 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing prior to Closing.

Each of the parties will use commercially reasonable efforts to cause the conditions to the parties’ obligations to consummate the transactions contemplated hereby to be satisfied.

5.3                                 Delivery

Upon the satisfaction or written waiver of all conditions written in Clauses 5.1 and 5.2 hereof, the Delivery shall have occurred.

The Aircraft shall be located at the Delivery Location at the time of the Delivery.  The Purchaser shall be responsible for all Brazilian taxes, import Licenses and permits, and import duties and fees.  The Purchaser will be responsible, at its expense, for the registration of the Aircraft with Brazilian authorities including but not limited to ANAC (Agência Nacional de Aviação Civil).  The Seller shall package the Aircraft for shipment to the Delivery Location at its expense.

6.                                      REPRESENTATIONS AND WARRANTIES

6.1                                 Representations and Warranties of Seller

Seller hereby represents and warrants to Purchaser as of the date hereof that:

6.1.1                        Seller is a corporation validly existing under the laws of the State of Delaware (US) and has the corporate power to enter into and perform the transactions contemplated by this Agreement.  The execution, delivery and performance of this Agreement have been duly authorised by all necessary corporate action on the part of Seller;

6.1.2                        each consent required by Seller to authorise, or required by it in connection with the execution, delivery, performance, legality, validity or enforceability of this Agreement has been obtained and is in full force and effect, and there is no default in the observance or performance of any of the conditions and restrictions (if any) imposed on or in connection therewith;

6.1.3                        the entry by Seller into, and performance by Seller of the transactions contemplated by, this Agreement does not and will not conflict with:  (i) any law or regulation or any official or judicial order applicable to Seller; (ii) the constitutional documents of Seller; or (iii) any material agreement or document to which Seller is a party or by which Seller or any of its properties is bound; and

6.1.4                        upon Delivery, Seller shall convey to Purchaser good title to the Aircraft, free and clear of any Liens, encumbrances, other than those created or granted by or through Purchaser.

6.1.5                        the Aircraft is being delivered with all systems in airworthy and fully operational condition as determined pursuant to manufacturer’s published specifications, tolerances and guidelines, and current on the manufacturer’s maintenance program in compliance with all required time and calendar maintenance actions.

DISCLAIMER AND LIMITATION OF LIABILITY.  EXCEPT AS EXPRESSLY SET FORTH IN THIS PURCHASE AGREEMENT INCLUDING THE SELLERS WARRANTY OF GOOD, MERCHANTABLE AND CLEAR TITLE OF THE ASSETS, THE ASSETS ARE BEING SOLD AND DELIVERED TO PURCHASER IN “AS IS, WHERE IS” CONDITION.  SUBJECT TO THE WARRANTIES SET FORTH HEREIN, THE PURCHASER AGREES THAT THERE SHALL BE NO REPRESENTATIONS, WARRANTIES OR CONDITIONS, EITHER EXPRESSED OR IMPLIED, AS TO THE FITNESS OR DESIGN OF THE AIRCRAFT OR ITS MERCHANTABILITY, ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OR CAPACITIES OF THE MATERIALS OR COMPONENTS IN THE AIRCRAFT OR ITS WORKMANSHIP THE PURCHASER RELINQUISHES ANY RECOURSE AGAINST THE SELLER, ITS OFFICERS, DIRECTORS, AGENTS AND ITS INSURERS AND RELEASES THE SELLER, ITS OFFICERS, DIRECTORS, AGENTS OR ITS INSURERS IN RESPECT TO ANY CLAIM THAT MAY ARISE EITHER AGAINST THE SELLER OR AGAINST THE PURCHASER IN RESPECT OF ANY INCIDENT OR ACCIDENT CALLING INTO QUESTION THE AIRCRAFT DESIGN OR MANUFACTURE.

6.2                                 Representations and Warranties of Purchaser

Purchaser represents and warrants to Seller as of the date hereof that:

6.2.1                        Purchaser is a company validly existing under the laws of the Netherlands and has the corporate power to enter into and perform the transactions contemplated by this Agreement.  The execution, delivery and performance of this Agreement have been duly authorised by all necessary corporate action on the part of Purchaser;

6.2.2                        each consent required by Purchaser to authorise, or required by it in connection with the execution, delivery, performance, legality, validity or enforceability of this Agreement has been obtained and is in full force and effect, and there is no default in the observance or performance of any of the conditions and restrictions (if any) imposed on or in connection therewith; and

6.2.3                        the entry by Purchaser into, and performance by Purchaser of the transactions contemplated by, this Agreement does not and will not conflict with:  (i) any law or regulation or any official or judicial order applicable to Purchaser; (ii) the constitutional documents of Purchaser; or (iii) any material agreement or document to which Purchaser is a party or by which Purchaser or any of its properties is bound.

7.                                      FEES & EXPENSES

Each of Purchaser and Seller shall be responsible for its own costs and expenses, including legal fees, incurred by each of them in connection with the negotiation, preparation and execution of this Agreement, regardless of whether the Aircraft are, in fact, sold by Seller to Purchaser hereunder.  In addition, Purchaser shall be responsible at its own expense for obtaining and maintaining any governmental and other licences, approvals, consents, certificates, exemptions, registrations and filings necessary for the ownership, leasing, registration, maintenance, use or operation of the Aircraft on and after Delivery.  Subject to the provisions of Clause 3.3, Seller and Purchaser will, at Purchaser’s expense, execute and file documents with ANAC with respect to the sale and registration of the Aircraft hereunder.

8.                                      INDEMNITIES

8.1                                 Purchaser’s Indemnities

Purchaser shall indemnify, defend, save and keep harmless Seller and each of its respective successors, assigns, and affiliates, and each of their respective officers, directors, shareholders, agents, and employees, including, without limitation, those persons engaged in any crew provisioning (collectively, the “Seller Indemnitees”) for, from and against, and on written demand shall pay or reimburse each Seller Indemnitee for the payment of, any and all Indemnified Expenses imposed on, incurred by or asserted against any Seller Indemnitee to the extent relating to or arising directly or indirectly out of or in any way connected with (i) the breach by Purchaser of any obligation, representation or warranty hereunder, or (ii) from and after the date of Delivery of the first Aircraft hereunder, the ownership, possession, maintenance, modification, control, use, operation, sale, leasing or other application or disposition of the Aircraft or any engine or part thereof or interest therein, whether by Seller, Purchaser or any other person or party; provided, however, that such Indemnified Expenses are not attributable to the gross negligence or wilful misconduct of a Seller Indemnitee or the breach by Seller of any express warranty, representation or obligation hereunder.

Purchaser shall indemnify, defend and hold harmless each of the Seller Indemnitees (and each of their respective successors and assigns) from and against all Indemnified Expenses arising from (i) the death of or injury to any employee, agent, representative or contractor of Purchaser or (ii) the loss of or damage to any property of Purchaser or any employee, agent, representative or contractor of Purchaser, in connection with or arising out of any activity of Purchaser or any employee, agent, representative or contractor of Purchaser, including, without limitation, with respect to any acceptance flight, demonstration flight, monitoring or inspection of the Aircraft and the correction of any non-conformities whether or not arising from the negligence of any such indemnified person.

8.2                                 Seller’s Indemnities

Seller shall indemnify, defend, save and keep harmless Purchaser and each of its respective successors, assigns, and affiliates, and each of their respective officers, directors, shareholders, agents, and employees (collectively, the “Purchaser Indemnitees”) for, from and against, and on written demand shall pay or reimburse each Purchaser Indemnitee for the payment of, any and Indemnified Expenses imposed on, incurred by or asserted against any Purchaser Indemnitee to the extent relating to or arising directly or indirectly out of or in any way connected with (i) the breach by Seller of any obligation, representation or warranty hereunder or (ii) prior to the date of Delivery of the first Aircraft hereunder, the ownership, possession, control, use, or operation of the Aircraft or any engine or part thereof or interest therein; provided, however, that such Indemnified Expenses are not attributable to the gross negligence or wilful misconduct of a Purchaser Indemnitee or the breach by Purchaser of any express warranty, representation or obligation hereunder.

8.3                                 Claims for Indemnification

If a claim is made by a third party against a Purchaser Indemnitee or a Seller Indemnitee (such indemnitee, an “Indemnified Party”) for any such Indemnified Expenses, the relevant Indemnified Party shall promptly notify the indemnifying party upon receiving notice of such claim.  If requested by the indemnifying party in writing, such Indemnified Party will, at the expense of the indemnifying party, take such action as the indemnifying party or any insurer defending such claim may reasonably direct with respect to such claim.  If a claim is made against a Seller Indemnitee for any such Losses, the relevant Seller Indemnitee shall promptly notify Purchaser upon receiving notice of such claim.  If requested by Purchaser in writing, such Seller Indemnitee will, at Purchaser’s expense, take such action as Purchaser or the insurer defending such claim may reasonably direct with respect to such claim.  Notwithstanding any other provision of this Agreement, the obligations of parties under this Article 8 will survive the Delivery of the Aircraft and the delivery of Crew Provisioning.

9.                                      TAXES

9.1                                 Each of Seller and Purchaser shall cooperate and use reasonable efforts to avoid or minimise any and all Transfer Taxes or other taxes (such as taxes based on gross or net income, profits or revenue, or franchise or doing business) imposed on or arising out of the sale of the Aircraft to Purchaser by Seller or otherwise imposed on the transactions contemplated by this Agreement.  Notwithstanding the foregoing, (a) any and all applicable Transfer Taxes charged or imposed by the government of Brazil arising out of the Delivery of the Aircraft or any engine or part thereof or the fulfilment by Purchaser of its obligations hereunder shall be the sole responsibility and liability of Purchaser and (b) any and all applicable Transfer Taxes charged or imposed in the United States or by the United States arising out of the Delivery of the Aircraft or any engine or part thereof shall be the sole responsibility and liability of Seller.

9.2                                 Each party will indemnify and hold the other party harmless on demand from and against any and all Transfer Taxes levied or imposed against or upon such other party that are payable by the indemnifying party pursuant to Clause 9.1, and any taxes and expenses of any kind whatsoever assessed against such other party that are attributable to any payment made by the indemnifying party pursuant to this Clause 9.2.

9.3                                 If a claim is made against a party for any Transfer Taxes required to be indemnified pursuant to Clause 9.2, the claiming party shall promptly notify the indemnifying party.  Following receipt of such notice or upon receipt of any claim made by a taxing authority against the claiming party directly, the indemnifying party shall promptly pay and discharge when due any and all Transfer Taxes and, as the case may be any other taxes or expenses described in Clause 9.2, the responsibility and liability for which is assumed by the indemnifying party pursuant to the provisions of Clauses 9.1 and 9.2.

10.                               INSURANCE

10.1                           Seller shall, at no expense to Purchaser, maintain until the date of Delivery, liability insurance (including war risks and allied perils, including passengers and third parties, cargo and baggage, products liability and property damage) in respect of the Aircraft in an amount of not less than [***] in respect of any one accident or occurrence (but in the aggregate in respect of products and personal injury liability).

10.2                           Seller shall, during the period of time for which Crew Provisioning services are provided hereunder, maintain workers compensation insurance and any other insurance required by applicable statute or regulation for the benefit of Seller’s employees providing Crew Provisioning pursuant to this Agreement.

10.3                           Purchaser shall, at no expense to Seller, maintain as of the date of Delivery for the Aircraft delivered hereunder, liability insurance (including war risks and allied perils, including passengers and third parties, cargo and baggage, products liability and property damage) in respect of the Aircraft, including cover for the Seller Indemnitees, in an amount of not less than [***] in respect of any one accident or occurrence (but in the aggregate in respect of products and personal injury liability).

10.4                           The insurance policies in respect of such insurance shall be (a) in the case of Seller, Seller’s existing insurance policy, the details of which will be confirmed in writing to Purchaser by the applicable insurer or broker, and (b) in the case of Purchaser, in form and substance, and underwritten by insurers, satisfactory to Seller, and be delivered to Seller on or before the date of Delivery, and such insurance policies shall include provisions whereby:

a)                                      the Seller Indemnitees are named as additional named insureds for their respective rights and interests;

b)                                     the insurers under any hull policy for the Aircraft shall waive all rights of subrogation against the Seller Indemnitees to the extent of the indemnity under Clause 8.1 of this Agreement; and

c)                                      if such insurance is cancelled or allowed to lapse for any reason whatsoever, or if any material change is made in such insurance that adversely affects the interest of any Seller Indemnitee, such cancellation, lapse or change shall not be effective as to any Seller Indemnitee for 30 days (or 7 days or such other period as is then customarily obtainable in the industry in the case of any war and allied perils liability coverage) after giving notice from such insurers or Purchaser’s appointed insurance broker to Seller.

Within ten (10) business days of the effectiveness of this Agreement, Seller shall deliver to Purchaser an original insurance certificate confirming that Seller has complied with its obligations hereunder.  On or before the date of Delivery of the Aircraft, and at each renewal of the required insurances, Purchaser shall deliver to Seller originals of each insurance certificate and broker’s letter of undertaking in relation to the Aircraft confirming that Purchaser has complied with its obligations hereunder.

11.                               ASSIGNMENT

Neither party shall assign or transfer its rights, obligations or interests hereunder without the prior written consent of the other party, such consent not to be unreasonably withheld, delayed or conditioned; provided, however, that in the case of any assignment requested by Purchaser, consent by Seller will be contingent upon Seller’s sole and absolute determination that any requested assignee (i) is creditworthy and (ii) is willing and able to, and does, assume (in writing) all obligations of Purchaser under this Agreement.  The terms “Purchaser” and “Seller” when used herein, shall be deemed to include their respective successors and permitted assigns.

12.                               AMENDMENT

Neither this Agreement nor any provision hereof (including, for the avoidance of doubt, this Article 12) may be amended, supplemented, changed, waived, discharged or terminated, except pursuant to a statement in writing signed by each of Seller and Purchaser.

13.                               NOTICES

13.1                           Notices

Every notice, request, demand or other communication under this Agreement shall be in writing and either sent by an internationally recognized overnight courier service to the parties’ business addresses (set forth above), in which case notice shall be deemed delivered as of the date shown on the courier’s delivery receipt; sent by telecopy during business hours of the recipient, with a copy of the notice also deposited in the mail (postage prepaid) the same business day, in which case notice shall be deemed delivered on transmittal by telecopy provided that a transmission report is generated reflecting the accurate transmission of the notices; sent by electronic mail to the email addresses set forth below, in which case notice shall be deemed delivered immediately after the message delivery, unless the sender receives an error message; or sent by mail, postage prepaid, in which case notice shall be deemed delivered as of five business days after deposit in the mail, addressed as follows:

to Purchaser to:

Address:	HRT NETHERLANDS, B.V.
Strawinskylaan 3105 Atrium, 1077zx, Amsterdam,
Netherlands

Fax:	(55) 21 -2105-9713
Email:	Milton@hrt.com.br/
Attention:	Milton Franke

With a copy to:

Address: Av. Atlantica 1130, 10th floor., Copacabana, Rio de Janeiro,Brazil.
Email: jpedroso@hrt.com.br/
Attention:	Jorge Pedroso

to Seller to:

Address:	ERICKSON AIR-CRANE INCORPORATED
5550 SW Macadam Avenue, Suite 200, Portland, Oregon 97239

Fax:	1-503-473-8540
Email:	erizzuti@ericksonaircrane.com
Attention:	Edward Rizzuti, General Counsel

With a copy to:

Fax:	1-503-473-8540
Attention:	Steve Crowley, Charles Ryan

or to such other address, email or facsimile number as is notified by one party to the other under this Agreement.

13.2                           English Language

All notices, requests, demands, or other communication under this Agreement, unless made in the English language, shall (unless expressly provided to the contrary) be accompanied by an English translation and the English version of all such documents, notices, communications, evidence, reports, opinions and other documents shall, to the extent permitted by applicable law, prevail in the event of any conflict with the non-English version thereof.

14.                               MISCELLANEOUS

14.1                           Entire Agreement

This Agreement (including all Exhibits, Schedules and documents attached hereto) contains the entire agreement and understanding between Seller and Purchaser relating to the subject matter hereof, and supersedes any and all prior understandings, and agreements, whether written or oral, in regard to such matters.  For the avoidance of doubt, the parties hereby expressly agree that upon the parties’ execution of this Agreement, the Lease and Option Agreement shall automatically terminate and shall be of no further force and effect.

14.2                           Delay in Exercising Rights

No failure or delay on the part of either party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by either party of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

14.3                           Further Assurances

Each party shall from time to time do and perform such other and further acts and execute and deliver any and all such further documents and instruments as may be required by law or reasonably requested in writing by the other to establish, maintain and protect the rights and remedies of the other and to carry out and effect the intent and purposes of this Agreement.

14.4                           Rights Cumulative

Nothing contained in this Agreement shall be construed to limit in any way any right, power, remedy or privilege of each party hereunder or now or hereafter existing at law or in equity.

14.5                           Counterparts

This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

14.6                           Severability

If any provision of this Agreement shall become invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired

14.7                           Data and Confidentiality

All Data is proprietary to and shall remain the property of Seller.  All Data is disclosed to Purchaser in confidence, and shall neither (1) be used by Purchaser or be furnished by Purchaser to any other person or entity for the design or manufacture of any products, articles, compositions of matter, or processes or otherwise to compete with Seller in any way, nor (2) be permitted out of Purchaser’s possession, or divulged to any other person or entity except as otherwise agreed by Seller in writing, nor (3) be used in the creation, manufacture, development or derivation of any repairs, modifications, designs or configuration changes to or related to the Aircraft, or to obtain FAA or any other government or regulatory approval of any of the foregoing.  If consent is given, in writing by Seller, for reproduction in whole or in part of any Data, any existing notice or legend, including notices and legends identifying the confidential or proprietary nature of such Data, shall appear in any such reproduction.  Nothing in this Clause shall preclude Purchaser from using Data for the overhaul or maintenance by Purchaser of the Aircraft for its own use; except that all repairs or repair processes that require substantiation will be the subject of a separate license and substantiated repair agreement between Seller and Purchaser.  Purchaser shall be responsible for, and take all steps necessary to insure, compliance by its employees and agents with this Clause.  Nothing in this Agreement shall convey to Purchaser the right to use Data to create, manufacture, develop, or cause the reproduction of any aircraft, spare part, or part or component thereof, of a design identical or similar to that of the Aircraft purchased hereunder or to use Data to develop any repair for the Aircraft or give to Purchaser a license under any patents or rights owned or controlled by Purchaser.

The content of this Agreement is confidential and neither party shall publicize the existence or content of this Agreement without the prior written consent of the other party, except (i) to the extent required by law or to enforce this Agreement; or (ii) to the extent necessary for disclosure to both parties’ respective insurers, accountants, legal counsel or other professional advisors, for whom each party hereto shall be responsible to take all steps necessary to insure compliance by those persons with this Clause.

14.8                           No Partnership

No partnership, joint venture or other relationship between the parties whereby any party may be held liable for the acts or omissions of the other party is intended or created by this Agreement.

14.9                           Government Authorization; Export Shipment

The parties shall be responsible for obtaining required export licenses and import licenses and other required governmental authorization as set forth in Clause 3.3 above, and shall be responsible for complying with all applicable U.S. and Brazilian government licensing and reporting requirements related thereto.

15.                               GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Brazil (excluding the United Nations Convention on Contracts for the International Sale of Goods), without giving effect to the conflicts of laws principles thereof.

16.                               ARBITRATION

16.1                           In the event that any controversy, dispute, or demand arises from this Agreement, its fulfilment, breach, cancellation, expiration or validity, the parties agree to try their best efforts to resolve the dispute on a friendly basis, within 15 (fifteen) days from the notice of any of the parties to the other party informing of the controversy.

16.2                           Any controversies, disputes, actions, causes of action, or other claims arising out of or in connection with the provisions of this Agreement which cannot be settled by mutual agreement shall be finally settled by arbitration in London, England under the rules of arbitration of the International Chamber of Commerce, by one arbitrator appointed in accordance with said rules.  All arbitration proceedings shall be conducted in the English language.  The arbitrator shall decide any such dispute or claim strictly in accordance with the governing law specified in Article 15 hereof.  The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings.

16.3                           The costs and expenses of the arbitration, including, without limitation, the fees of the arbitrator, shall be borne equally by each party to the dispute or claim and each party shall pay its own fees, disbursements and other charges of its counsel.  The arbitrator shall have the power to award reasonable interest on any sum awarded pursuant to the arbitration proceedings and such sum would carry interest, if awarded, until the actual payment of such amounts.

16.4                           Each party hereto waives to the fullest extent permitted by law any right it may otherwise have under the laws of any jurisdiction to any form of appeal of, or collateral attack against, such award.  Any award or decision by the arbitration tribunal shall be final, non- appealable and binding upon the parties, and judgment upon any award may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

Schedule 1 to Aircraft Purchase Agreement

The Aircraft

S-64E HELICOPTER

Main Features S-64 E Helicopter

General Arrangement

Wheeled Landing Gear Type	Standard
Dual Engine P & W JFTD12A-4A 4,500 SHP X 2	Standard
Engine Fire Detection System	Standard
6 Blade Fully Articulated Main Rotor Head	Standard
4 Blade Tail Rotor Head	Standard
Fuel Capacity, Main 908 USG Aux 448 USG	Standard
Dual Control 2 Pilot Requirement	Standard
42,000 1bs Max Gross Weight	Standard
20,000 1bs Max External Load Weight	Standard
Environmental Control Unit (ECU)	Standard
Engine Anti Ice System	Standard
3 Axis AFCS	Standard
Primary Instrumentation	Standard
Rotor Brake Hand Pump Style	Standard
Main Wheel Brakes	Standard
LH/RH Cockpit Door Bubble Windows	Standard
Pulse Lights	Standard
Red & White Strobe Tail Lights	Standard
Red Nose Strobe Light	Standard
Sealed Lead Acid Battery	Standard
Auxiliary Power Plant; Electric Start	Standard
Cockpit Fans	Standard
Fire Extinguisher Hand Held	Standard
Crash Axe	Standard
Two Color Paint Scheme	Standard
Hard Wiring for RADS, RADS Kit Included	Standard
Collective Down Lock System	Standard
Auxiliary Fuel Tank with Indicator	Standard
First Aid Kit	Standard

Analog Instrumentation

N1 Indicator (2 ea.)	Standard
Fuel Flow Indicator (2 ea.)	Standard
EPR Indicator (2 ea.)	Standard
MGB Oil Temperature Indicator	Standard
Fuel Quantity Indicator (3 ea.)	Standard
Torque Indicator (3 ea.)	Standard

Triple Tachometer (2 ea.)	Standard
Oil Cooler Tachometer	Standard
T-5 Indicator (2 ea.)	Standard
Hydraulic Pressure Indicator (3 ea.) a	Standard
MGB Oil Temperature Indicator	Standard
Engine Oil Temperature Indicator (2 ea.)	Standard
Load Cell Indicator	Standard
Electronic Horizontal-Situation Indicator (EHSI) (2 ea.)	Standard
Magnetic Compass	Standard
Altimeter (2 ea.)	Standard
Airspeed Indicator (2 ea.)	Standard
Vertical Speed Indicator (2 ea.)	Standard
Artificial Horizon (1 ea.) Standby	Standard
Clock Digital (2 ea.)	Standard
OAT Indicator - Digital and Analog (2 ea.)	Standard
Hour Meter	Standard

Radio Package

6 Position Intercom System, 4 Inside, 2 External	Standard
VHF COMM- 118-136.992 MHz (VHF-22) (2ea.)	Standard
ATC Transponder (TDR-94/94D Mode S Transponder) (1 ea.)	Standard
Radio Tuning Unit (RTU) (2ea.)	Standard
Emergency Locator Transmitter (ELT) 406 MHz	Standard
Radar Altimeter	Standard
VHF FM Transceiver (Northern Airborne Technology)(2 ea.)	Standard
GPS (Garmin 500)	Standard
Cockpit Voice Recorder	Standard
AFF Flight Following (Blue Sky)	Standard

Construction System

Siren Warning System	Standard
Shock & Pendant to include upper hook	Included
20,000 lbs Remote Hook (2)	Included
Ferry Tanks (1 Set)	Included
Bambi Bucket (1)	Included

Aircraft Support Equipment

Fall Protection System	Standard
Blade Tie Downs	Standard
Engine Exhaust and Intake Plugs	Standard
Tow Bar	Standard

Exhibit I

Warranty Bill of Sale

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ERICKSON AIR-CRANE INCORPORATED (the “Seller”), owner of the full legal and beneficial title to the aircraft, engines, equipment and documents described below (hereinafter referred to as the “Aircraft”):

1.                                       one (1) Erickson S-64E aircraft bearing manufacturer’s serial number 64015;

2.                                       all equipment, accessories and parts belonging to, installed in or appurtenant to such Aircraft; and

3.                                       the Aircraft Documentation,

does hereby sell, grant, transfer and deliver all its right, title and interest in and to the Aircraft free and clear of all Encumbrances other than those created or granted by, or through, Purchaser, to HRT NETHERLANDS, B.V. (the “Purchaser”), under that certain Aircraft Purchase Agreement dated as of                             , 2011 and made between Seller and Purchaser (the “Sale Agreement”), to have and to hold the Aircraft forever.  The Seller hereby warrants to the Purchaser, and its successors and assigns, that it is the legal and beneficial owner of the Aircraft and that there is hereby conveyed to the Purchaser good and marketable title to the Aircraft free and clear of any Encumbrances other than the Encumbrances granted or created by, or through, Purchaser.

The terms “Aircraft Documentation” and “Encumbrances” shall have the same meanings in this Bill of Sale as in the Sale Agreement.

The Aircraft is sold AS IS and WHERE IS and under all the terms and conditions set forth in the Sale Agreement.

Except as stated in Clause 6.1 (Representations and Warranties of the Seller) and Clause 4.1 (Limited Warranties) of the Sale Agreement and in this Bill of Sale, to the extent permitted by applicable law, no representations, guarantees or warranties are given by Seller, express or implied of any kind, arising by law or otherwise.

This Bill of Sale and all matters arising from or connected with it are governed by the laws of Brazil (excluding the United Nations Convention on Contracts for the International Sale of Goods), without giving effect to the conflicts of laws principles thereof.

Executed by duly authorized representatives of Seller and Purchaser this                      day of               , 2011.

ERICKSON AIR-CRANE	HRT NETHERLANDS, B.V.
INCORPORATED

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT 2

COMMERCIAL INVOICE

Erickson Air-Crane Incorporated
5550 SW Macadam Avenue
Portland, OR 97239

To:  HRT Netherlands B.V.

Date:                                , 20

Re:  Invoice for Sale of Erickson model S-64E Helicopter Serial Number 64015

Quantity	Description		Amount
ONE (1)	Erickson model S-64E S/N: 64015

	Purchase Price:	[***]
	Less Deposit:	[***]

	Purchase Price Balance due on close:	[***]

[taxes, if any]:

Balance Payable to Seller:

	Payable by way of bank wire transfer pursuant to the attached bank to bank wire transfer directions		[***]

ERICKSON AIR-CRANE INCORPORATED

By:

Name:

EXHIBIT 3

TECHNICAL ACCEPTANCE LETTER

Date:                                        , 2011

TO:                            Erickson Air-Crane Incorporated

RE :                           Completion of Pre-Purchase Inspection

Dear Sir/Madam:

Pursuant to that certain Aircraft Purchase Agreement (the “Agreement”) dated as of the                day of               , 2011, by and between HRT Netherlands B.V. (“Purchaser”) and Erickson Air-Crane Incorporated (“Seller”), pertaining to that certain Erickson S-64E helicopter bearing manufacturer’s serial number 64015 (the “Aircraft”), this letter confirms that the Purchaser completed its Inspection (as such term is defined in the Agreement) of the Aircraft and Aircraft Documents on                     , 2011 the Aircraft is satisfactory and is hereby accepted in accordance with the terms of the Agreement.  The following is the accepted description of the Aircraft:

“Aircraft” means that certain Erickson S-64E helicopter bearing manufacturer’s serial number 64015, as more particular described as follows:

Quantity:	ONE (1)
Manufacturer:	Erickson
Model:	S-64E
Airframe Serial number:	64015
Year manufactured:	1994
Engine Manufacturer:	P&W
Engine Model:	JFTD12A-4A
Engine # 1: Serial Number:	672490
Engine # 2: Serial Number:	637125

Together with a complete set of installed parts, components, accessories, instruments and avionics and all tools, operating equipment and log books, manuals and related Aircraft Documents.

Sincerely,

PURCHASER:
HRT NETHERLANDS B.V.

Per:

Name:
Title:
Date:

SELLER ACKNOWLEDGEMENT:

ERICKSON AIR-CRANE
INCORPORATED

Per:

Name:
Title:
Date:

EXECUTION PAGE

IN WITNESS WHEREOF the duly authorised representatives of the parties hereto have executed this Agreement and the same has been delivered and rendered effective on the Effective Date,

Purchaser

for and on behalf of
HRT NETHERLANDS, B.V.

Signature:

Name:

Title:

Seller

for and on behalf of

ERICKSON AIR-CRANE INCORPORATED

Signature:

Name:

Title:

Witnesses:

1.	2.

Name:	Name:

ID:	ID: